UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-l2

Societal CDMO, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1 E. Uwchlan Ave., Suite 112

Exton, Pennsylvania 19341

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION, DATED MARCH 21, 2022

2022 ANNUAL MEETING OF SHAREHOLDERS

To be Held on                     , 2022

                    , 2022

Dear Shareholder:

We are pleased to invite you to attend the 2022 Annual Meeting of Shareholders, or Annual Meeting, of Societal CDMO, Inc., or Societal or the Company, which will be held at 10:00 a.m., Eastern time, on                     , 2022. The Annual Meeting can be accessed via the Internet at: www.virtualshareholdermeeting.com/SCTL2022.

Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of 2022 Annual Meeting of Shareholders, or Notice, and 2022 Annual Meeting Proxy Statement, or Proxy Statement. Other than the proposals described in the Proxy Statement, our board of directors, or Board, is not aware of any other matters to be presented for a vote at the Annual Meeting.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice and Proxy Statement.

If you have any questions with respect to voting, please call our Chief Financial Officer, Ryan D. Lake, at (484) 395-2436.

Sincerely,

Wayne B. Weisman Chairman of the Board	J. David Enloe, Jr. Director, President and Chief Executive Officer

THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE

FIRST BEING MADE AVAILABLE TO SHAREHOLDERS ON OR ABOUT                     , 2022.

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION, DATED MARCH 21, 2022

Dear Shareholder:

You are invited to attend the Annual Meeting. At the Annual Meeting, shareholders will vote on the following:

•	to elect the two director nominees that are set forth in the attached Proxy Statement to serve as Class II directors, whose term will expire in 2025;

•	to approve a one-time stock option exchange for non-executive employees;

•	to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached Proxy Statement; and

•	to ratify the selection of KPMG LLP, or KPMG, as our independent registered public accounting firm for the 2022 fiscal year.

Shareholders also will transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

MEETING INFORMATION:

Date:                     , 2022

Time: 10:00 a.m.

Location: Via the Internet

www.virtualshareholdermeeting.com/SCTL2022

Record Date: You can vote if you were a shareholder of record on                     , 2022.

Your vote matters. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by Securities and Exchange Commission, or SEC, rules, we are making this proxy statement and our Annual Report on Form 10-K, or Annual Report, available to our shareholders primarily via the Internet, rather than mailing printed copies of these materials to each shareholder. We believe that this process will expedite shareholders’ receipt of the proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. On or about                     , 2022, we intend to begin mailing to each shareholder a Notice of Internet Availability of Proxy Materials, containing instructions on how to access and review the proxy materials, including our Proxy Statement and our Annual Report, on the Internet and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you receive the Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive the Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included therein. Only shareholders who owned our common stock on                     , 2022 are entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on                , 2022:

The Notice, Proxy Statement, and our 2021 Annual Report on Form 10-K are available at:

www.proxyvote.com

By Order of the Board of Directors,

Carla Lusby

Corporate Secretary

, 2022

PROXY SUMMARY

To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our 2021 Annual Report in full.

SUMMARY OF SHAREHOLDER VOTING MATTERS

Proposal	For More Information	Board of Directors Recommendation
Item 1: Election of two Class II directors for a three-year term expiring in 2025	Page 44	✓ FOR Each Nominee
J. David Enloe, Jr. Bryan M. Reasons

Item 2: Approval of a one-time stock option exchange for non-executive employees	Page 45	✓ FOR

Item 3: Approval, on an advisory basis, of the comprensation of our named executive officers	Page 52	✓ FOR

Item 4: Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2022	Page 53	✓ FOR

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of J. David Enloe, Jr. and Bryan M. Reasons as Class II directors, each to serve for a three-year term expiring at our 2025 Annual Meeting of Shareholders. The number of members of our Board is currently set at eight members and is divided into three classes, each of which has a three-year term. Currently, Class I and Class III each consist of three directors; Class II consists of two directors.

The term of office of our Class II directors expires at the Annual Meeting. We are nominating J. David Enloe, Jr. and Bryan M. Reasons for election at the Annual Meeting to serve until the 2025 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes cast by our shareholders at the Annual Meeting. The two nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Mr. Enloe and Mr. Reasons. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

Name	Age	Director Since	Occupation	Independent	Committee Memberships			Other Current Public Company Boards
					AC	CC	GC
J. David Enloe, Jr.	58	2020	President and Chief Executive Officer of the Company	No	-	-	-	N/A
Bryan M. Reasons	54	2017	Chief Financial Officer, Mallinckrodt PLC	Yes	C	-	-	Aclaris Therapeutics, Inc.
AC = Audit Committee			CC = Compensation Committee			C = Chair
GC = Nominating and Corporate Governance Committee						M = Member

CORPORATE GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Items

Size of Board (set by the Board)	8

Number of Independent Directors	7

Independent Chairman of the Board	Yes

Board Self-Evaluation	Annual

Review of Independence of Board	Annual

Independent Directors Meet Without Management Present	Yes

Voting Standard for Election of Directors in Uncontested Elections	Plurality

Diversity of Board background, experience and skills	Yes

RECENT CORPORATE HIGHLIGHTS

•

In March 2022, we rebranded from Recro Pharma, Inc. to “Societal CDMO, Inc.” to more accurately reflect our commitment to customer-centric service and make clear that we are a company that helps its customers make a difference.

•

In August 2021, we acquired IriSys, LLC, a San Diego-based CDMO that possesses capabilities that complement and expand our own. We acquired IriSys for approximately $50 million in a combination of cash, shares of our common stock and a seller promissory note. With our acquisition of IriSys, we have transformed our organization into a full service CDMO with operations on both the East and West Coast of the U.S. capable of offering our now expanded global client base access to services spanning from pre-Investigational New Drug development to commercial manufacturing and packaging for wide range of dosage forms.

•

In June 2021, we appointed Laura L. Parks, Ph.D. to our Board. Dr. Parks is an experienced business leader with a track record of developing high performance, market-focused teams at a number of leading global biopharma, CDMO and food industry companies. Retired since 2017, her more than three decades of expertise spans global leadership team collaboration, profit and loss accountability, team culture development, product lifecycle planning and brand development.

•

In May 2021, we announced the closing of an underwritten public offering of our common stock. We received approximately $34.5 million in gross proceeds from the offering, before underwriting discounts and commissions and estimated offering expenses.

•

During 2021, we entered into two amendments to our outstanding credit agreement with Athyrium Capital Management to, among other things, allow for the IriSys acquisition described above and extend the maturity date of the loan issued under the credit agreement from March 2023 to December 2023.

PROXY STATEMENT

This Proxy Statement, with the enclosed proxy card, is being furnished to shareholders of Societal in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held on                     , 2022, at 10:00 a.m., Eastern time via the Internet at www.virtualshareholdermeeting.com/SCTL2022.

This Proxy Statement and the enclosed proxy card are first being made available to our shareholders on or about                     , 2022.

GENERAL INFORMATION ABOUT THE MEETING

PROXY SOLICITATION

Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.

This Proxy Statement and the proxy card are being furnished to our shareholders on or about                     , 2022. This Proxy Statement and our 2021 Annual Report are available to holders of our common stock at www.proxyvote.com.

SHAREHOLDERS ENTITLED TO VOTE

All shareholders of record of our common stock at the close of business on                     , 2022, or the Record Date, are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

VOTING METHODS

You may vote at the Annual Meeting in person (virtually) or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card	Using the internet at www.proxyvote.com	Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903.

HOW YOUR SHARES WILL BE VOTED

In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals in Items 1, 2, 3, and 4. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:

•

Vote over the internet or by telephone as instructed above. Only your latest internet or telephone vote is counted. You may not revoke or change your vote over the internet or by telephone after 11:59 p.m., Eastern time, on                     , 2022;

•	Sign a new proxy card and submit it by mail, which must be received no later than , 2022. Only your latest dated proxy card will be counted;

•	Virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/SCTL2022. Virtually attending the Annual Meeting will not by itself revoke a previously granted proxy; or

•	Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting. The deadline for voting by telephone or internet, other than virtually attending the Annual Meeting, is 11:59 p.m., Eastern time on                      , 2022. If you are a registered shareholder and virtually attend the Annual Meeting, you may vote online during the Annual Meeting.

BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the internet.

A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting

Item 1: Election of Class II directors for a three-year term expiring in 2025	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No

Item 2: Approval of a one-time stock option exchange for non-executive employees	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No

Item 3: Approval, on an advisory basis, of the compensation of our named executive officers	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No

Item 4: Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2022	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes

QUORUM

We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the meeting either virtually or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, and broker non-votes are considered shareholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of a majority of shares virtually attending the Annual Meeting in person or represented by proxy or the chairman of the Annual Meeting may adjourn the meeting to another date.

PROXY SOLICITATION COSTS

We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a proxy statement or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as householding, potentially provides extra convenience for shareholders and cost savings for companies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another shareholder and have received multiple copies of our proxy materials, you may write us at the address below to request delivery of a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record shareholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 1 E. Uwchlan Ave., Suite 112, Exton, Pennsylvania 19341, Attn: Corporate Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

BOARD OF DIRECTORS

Our Board has nominated J. David Enloe, Jr. and Bryan M. Reasons as Class II directors at our Annual Meeting to hold office until our 2025 Annual Meeting of Shareholders.

Our Board is the Company’s ultimate decision-making body, except with respect to those matters reserved to the shareholders. Our Board selects the members of our senior management team, who in turn are responsible for the day-to-day operations of the Company. Our Board acts as an advisor and counselor to senior management and oversees its performance.

Our Board consists of directors divided into three classes, with each class holding office for a three-year term. J. David Enloe, Jr. and Bryan M. Reasons, current Class II directors, have been nominated by our Board for re-election at the Annual Meeting for three-year terms that will expire at the 2025 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee, or the Governance Committee, of our Board will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

BOARD STRUCTURE AND COMPOSITION

The Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. The Governance Committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning.

Our Third Amended and Restated Bylaws, or Bylaws, provide that the number of members of our Board shall be fixed by the Board from time to time. Our Board is currently fixed at eight members. Our Board is divided into three classes with staggered three-year terms. The Governance Committee is responsible for identifying individuals that it believes are qualified to become Board members.

BOARD DIVERSITY

Board diversity and inclusion is critical to our success. While we do not have a formal policy on Board diversity, the Board is committed to building a Board that consists of the optimal mix of skills, expertise, and diversity capable of effectively overseeing the execution of our business and meeting our evolving needs, with diversity reflecting gender, age, race, ethnicity, background, professional experience and perspectives. The Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.

As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view.

The matrix below provides certain highlights of the composition of our Board members based on self-identification. Each of the categories listed in the matrix below has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of , 2022)

Total Number of Directors			8

	Female	Male		Non-Binary	Did Not Disclose

Part I: Gender Identity

Directors	1	7		—	—

Part II: Demographic Background

African American or Black	—	—		—	—

Alaskan Native or Native American	—	—		—	—

Asian	—	—		—	—

Hispanic or Latinx	—	—		—	—

Native Hawaiian or Pacific Islander	—	—		—	—

White	1	7		—	—

Two or More Races or Ethnicities	—	—		—	—

LGBTQ+			1

Did Not Disclose Demographic Background			—

CRITERIA FOR BOARD MEMBERSHIP

The Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:

GENERAL CRITERIA

Ability to contribute to the Board’s range of talent, skill and experience to provide sound and prudent guidance with respect to the Company’s strategy and operations, including, but not limited to:

•  Experience at senior levels in public companies;

•  Technology and financial expertise;

•  Experience in leadership roles in the life sciences, healthcare or public health fields, including experience in the areas of development and commercialization of drug products and pharmaceutical manufacturing and quality control, including oversight and expansion of contract manufacturing and development operations;

•  Personal integrity and ethical character, commitment and independence of thought and judgment;

•  Capability to fairly and equally represent our shareholders;

•  Confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in the Board’s decision-making process and make difficult decisions in the best interest of the Company;

•  Willingness and ability to devote sufficient time, energy and attention to the affairs of the Company and the Board; and

•  Lack of actual and potential conflicts of interest.

The Governance Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent directors that are important to our current and future business needs, including, among others, the combined mix of experience in the following areas:

DIRECTOR SKILLS AND EXPERIENCE
Business Leadership & Operations	International Business
Medicine & Science	Risk Management
Life Sciences, Healthcare & Public Health	Government, Regulatory & Public Policy
Financing & Accounting	Pharmaceutical Manufacturing & Supply
Academia	Technology

SELECTION OF CANDIDATES

Director Skill Set Considerations; Use of Matrix

In recruiting and selecting Board candidates, the Governance Committee takes into account the size of the Board and considers a skills matrix. This skills matrix helps the Governance Committee determine whether a particular Board member or candidate possesses one or more of the skill sets, as well as whether those skills and/or other attributes qualify him or her for service on a particular committee. The Governance Committee also considers a wide range of additional factors, including: each director’s or candidate’s projected retirement date, to assist in Board succession planning; other positions the director or candidate holds, including other boards of directors on which he or she serves; and the independence of each director or candidate, to ensure that a substantial majority of the Board is independent. While the Company does not have a formal policy on Board diversity, the Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.

POTENTIAL DIRECTOR CANDIDATES

On an ongoing basis, the Governance Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, search firms, shareholders and others (including individuals seeking to join the Board). Shareholders who wish to recommend candidates may contact the Governance Committee in the manner described under the heading “Shareholder Communications to the Board” in this Proxy Statement. Shareholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Shareholder Proposals for Next Year’s Annual Meeting.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Governance Committee in the same manner as the Governance Committee’s nominees.

In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led the Board to conclude that the director nominee or continuing director should serve on our Board at this time.

DIRECTOR NOMINEES

CLASS II DIRECTORS — TERMS EXPIRING AT THE ANNUAL MEETING

J. DAVID ENLOE, JR.

Age: 58 Director Since: 2020	Committee Memberships: None	Other Public Directorships: None
Business Leadership & Operations

J. David Enloe, Jr. has been a member of our Board since December 2020. Mr. Enloe has served as our President and Chief Executive Officer since December 2020 and formerly served as President and Chief Executive Officer of Ajinomoto Bio-Pharma Services, a global, fully integrated CDMO from December 2013 to December 2020. Before joining Ajinomoto, Mr. Enloe served as the Head of the Viral Therapeutics Business Unit at Lonza Group AG, a Swiss multinational chemicals and biotechnology company, which unit was the result of Lonza’s acquisition of Vivante GMP Solutions, a gene therapy CDMO, that Mr. Enloe founded in June 2009 and where he served as President and CEO until its sale to Lonza AG. Before founding Vivante, Mr. Enloe spent 14 years with Introgen Therapeutics, joining as its first employee in 1995 and spending several years as Senior Vice President and COO before ultimately being named President and CEO. He is a Certified Public Accountant and started his career in public accounting with Arthur Andersen & Co. Mr. Enloe received a B.B.A. in Accounting from the University of Texas at Austin.

Life Sciences, Healthcare & Public Health
International Business
Government, Regulatory & Public Policy
Risk Management
Finance & Accounting
Medicine & Science

Skills & Qualifications: Mr. Enloe’s extensive leadership experience in the CDMO industry, including holding senior leadership positions at a number of CDMOs, along with his deep knowledge of the pharmaceutical industry and insights into the CDMO market contributed to our Board’s conclusion that he should serve as a director of our Company.

BRYAN M. REASONS

Age: 54 Director Since: 2017	Committee Memberships: Audit (Chair)	Other Public Directorships: Aclaris Therapeutics, Inc.
Business Leadership & Operations

Bryan M. Reasons has been a member of our Board since 2017. Mr. Reasons has served as the Chief Financial Officer of Mallinckrodt plc, a global specialty pharmaceutical company since March 2019. Prior to that, Mr. Reasons served as the Senior Vice President, Finance and Chief Financial Officer of Impax Laboratories, Inc., or Impax, a specialty pharmaceutical company, from December 2012 until February 2019. He previously served as the Acting Chief Financial Officer of Impax from June 2012 to December 2012 and as the Vice President, Finance of Impax from January 2012 to June 2012. Prior to joining Impax, Mr. Reasons served as Vice President, Finance, from January 2010 to November 2011 and as Vice President, Risk Management and General Auditor, from October 2005 to January 2010 at Cephalon, Inc., or Cephalon, a biopharmaceutical company. Following the acquisition of Cephalon by Teva Pharmaceutical Industries Ltd., or Teva, a generic pharmaceuticals company, he served as Vice President, Finance of Teva from November 2011 to January 2012. Prior to joining Cephalon, Mr. Reasons held various finance management positions at E.I. Du Pont De Nemours and Company from 2003 to 2005 and served as senior manager at PricewaterhouseCoopers LLP from 1992 to 2003. Mr. Reasons currently serves as a director and chair of the audit committee of Aclaris Therapeutics, Inc., a position he has held since April 2018. Mr. Reasons has a B.S. in accounting from Pennsylvania State University and an M.B.A. from Widener University and is a certified public accountant.

Finance & Accounting
Life Sciences, Healthcare & Public Health
Risk Management

Skills & Qualifications: Mr. Reasons’ extensive experience in the pharmaceutical industry, including his experience in senior leadership positions at a number of large pharmaceutical companies, as well as his expertise in financial and accounting matters, contributed to our Board’s conclusion that he should serve as a director of our Company.

CONTINUING DIRECTORS

CLASS III DIRECTORS — TERMS EXPIRING AT THE 2023 ANNUAL MEETING OF SHAREHOLDERS

WILLIAM L. ASHTON

Age: 71 Director Since: 2009	Committee Memberships: Compensation (Chair) and Governance	Other Public Directorships: Spectrum Pharmaceuticals, Inc.; Baudax Bio, Inc.
Business Leadership & Operations

William L. Ashton has been a member of our Board since 2009. Since the beginning of 2013, Mr. Ashton has been a principal at Harrison Consulting Group, Inc., a privately-held biopharmaceutical consulting firm. From August 2009 to June 2013, Mr. Ashton was the senior vice president of external affairs reporting to the president and an assistant professor at the University of the Sciences in Philadelphia, Pennsylvania. From August 2005 to August 2009, Mr. Ashton was the founding Dean of the Mayes College of Healthcare Business and Policy. Mr. Ashton has 29 years’ experience in the biopharmaceutical industry. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including vice president of U.S. sales and vice president of commercial and government affairs. Mr. Ashton currently serves on the boards of directors of Spectrum Pharmaceuticals, Inc. and Baudax Bio. He previously served on the board of directors of Galena Biopharma, Inc. from April 2013 until January 2018. He is also a member of the board of directors of the National Osteoporosis Foundation and Friends of the National Library of Medicine at the National Institutes of Health. Mr. Ashton holds a B.S. in Education, from the California University of Pennsylvania and an M.A. in Education, from the University of Pittsburgh.

Government, Regulatory & Public Policy
Risk Management
Academia
Medicine & Science

Skills & Qualifications: Mr. Ashton’s extensive experience with pharmaceutical and biological product commercialization and reimbursement issues, including developing and leading a commercial sales force, his past advisory role during the early years of Auxilium Pharmaceuticals, Inc., as well as his governance experience as a board member of public and privately-held companies and his reimbursement and scientific expertise contributed to our Board’s conclusion that he should serve as a director of our Company.

DR. MICHAEL BERELOWITZ

Age: 77 Director Since: 2014	Committee Memberships: Governance (Chair)	Other Public Directorships: None
Medicine & Science

Dr. Michael Berelowitz has been a member of our Board since 2014. Since 2011, Dr. Berelowitz has served as our biopharmaceutical consultant. From 2009 to 2011, Dr. Berelowitz was Senior Vice President and Head of Clinical Development and Medical Affairs in the Specialty Care Business Unit at Pfizer, Inc., or Pfizer, a pharmaceutical company. From 1996 to 2009, he held various other roles at Pfizer, Inc., beginning as a Medical Director in the Diabetes Clinical Research team and then assuming positions of increasing responsibility. Prior to that, Dr. Berelowitz spent a number of years in academia. Dr. Berelowitz previously served on the board of directors of Oramed Pharmaceuticals Inc. from June 2010 to August 2016, Kamada Ltd. and Cellect Biotherapeutics Ltd. Among his public activities, Dr. Berelowitz has served on the board of directors of the American Diabetes Association and the Clinical Initiatives Committee of the Endocrine Society and has chaired the Task Force on Research of the New York State Council on Diabetes. He has also served on several editorial boards, including the Journal of Clinical Endocrinology and Metabolism and Endocrinology, Reviews in Endocrine and Metabolic Disorders and Clinical Diabetes. Dr. Berelowitz has authored and co-authored more than 100 peer-reviewed journal articles and book chapters in the areas of pituitary growth hormone regulation, diabetes and metabolic disorders. Dr. Berelowitz holds adjunct appointments as Professor of Medicine in the Divisions of Endocrinology and Metabolism at SUNY — StonyBrook and Mt. Sinai School of Medicine in New York. Dr. Berelowitz holds a MBChB degree from University of Cape Town School of Medicine.

Life Sciences, Healthcare & Public Health
Academia
Government, Regulatory & Public Policy
Risk Management

Skills & Qualifications: Dr. Berelowitz’s years of experience in management roles in the pharmaceutical industry, his experience in overseeing and reviewing clinical trials and drug development, as well as his vast medical skill and scientific expertise in the fields of endocrinology and diabetes, contributed to our Board’s conclusion that he should serve as a director of our Company.

LAURA L. PARKS, PH.D.

Age: 63 Director Since: 2021	Committee Memberships: Audit and Compensation	Other Public Directorships: None
Business Leadership & Operations

Laura L. Parks, Ph.D., has most recently served on the executive leadership team at Patheon, a global biopharma CDMO, until its acquisition by Thermo Fischer Scientific in 2017. In this role, she led strategic commercial and operational initiatives including development and execution of an end-to-end pharmaceutical services offering, as well as global strategic enterprise accounts organization. Prior to her role with Patheon, she served as president of DSM Pharmaceuticals, the CDMO subsidiary of DSM focused on finished dose pharmaceuticals, including sterile injectables, orals and topicals, from June 2012 until its merger in March 2014 with Patheon. Dr. Parks also has extensive experience in the food ingredient industry, having served as vice president of sales for Solae, a division of DuPont. While at Solae, Dr. Parks also held the position of regional vice president, North America, leading the company’s $120 million food ingredients business. She currently serves on the advisory board of Lindy BioSciences, a Durham, NC-based development-stage protein therapeutic formulations company. Dr. Parks earned a Ph.D. in food science from the University of Georgia and bachelor’s degree from Ohio State University.

Government, Regulatory & Public Policy
Risk Management
Academia
Medicine & Science

Skills & Qualifications: Dr. Parks’ extensive executive leadership experience as well as her many years of experience in the biopharma industry contributed to our Board’s conclusion that she should serve as a director of our Company.

CLASS I DIRECTORS — TERMS EXPIRING AT THE 2024 ANNUAL MEETING OF SHAREHOLDERS

WINSTON CHURCHILL

Age: 81 Director Since: 2008	Committee Memberships: Audit and Compensation	Other Public Directorships: Innovative Solutions and Support, Inc., Amkor Technology, Inc., Baudax Bio, Inc.
Business Leadership & Operations

Winston J. Churchill has been a member of our Board since 2008. Since 2007, Mr. Churchill has been a director of the corporate general partner of the common general partner of SCP Vitalife Partners II, L.P. and SCP Vitalife Partners (Israel) II, L.P., collectively referred to herein as SCP Vitalife, which beneficially owns         % of our outstanding stock as of                 , 2022. He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. Mr. Churchill has also served since 1993 as the President of CIP Capital Management, Inc., the general partner of CIP Capital, L.P., a Small Business Administration-licensed private equity fund. Prior to that, Mr. Churchill was a managing partner of Bradford Associates, which managed private equity funds on behalf of Bessemer Securities Corporation and Bessemer Trust Company. From 1967 to 1983, Mr. Churchill practiced law at the Philadelphia firm of Saul Ewing, LLP, where he served as Chairman of the Banking and Financial Institutions Department, Chairman of the Finance Committee and was a member of the Executive Committee. Mr. Churchill is a director of Innovative Solutions and Support, Inc., Amkor Technology, Inc., Baudax Bio and various SCP Vitalife portfolio companies and he previously served as a director of Griffin Industrial Realty from April 1997 until May 2016. In addition, he serves as a director on the boards of a number of charities and as a trustee of educational institutions including the Gesu School and Young Scholars Charter School and is a Trustee Fellow of Fordham University. From 1989 to 1993, Mr. Churchill served as Chairman of the Finance Committee of the Pennsylvania Public School Employees’ Retirement System. He was awarded a B.S. in Physics, summa cum laude, from Fordham University followed by an M.A. in Economics from Oxford University, where he studied as a Rhodes Scholar, and a J.D. from Yale Law School.

Finance & Accounting
Medicine & Science
Risk Management
Life Sciences, Healthcare & Public Health
Technology

Skills & Qualifications: Mr. Churchill’s insight into financial and investment matters from his experience in private equity investing in life sciences companies, his financial and corporate governance experience from serving on numerous public and private boards of directors, as well as his long service as a director on our Board, where he gained extensive knowledge of our business and history, contributed to our Board’s conclusion that he should serve as a director of our Company.

JAMES C. MILLER

Age: 71 Director Since: 2021	Committee Memberships: Audit and Compensation	Other Public Directorships: None.
Pharmaceutical Manufacturing & Supply

James Miller has been a member of our Board since February 2021. Mr. Miller previously served as the founder and president of PharmSource Information Services, Inc., a market intelligence service, from 1996 to February 2018. Since February 2018, Mr. Miller has provided pharmaceutical manufacturing strategy consulting services to various pharmaceutical manufacturing companies. Mr. Miller previously served as a consultant in corporate strategy at the Boston Consulting Group and as an economist at The World Bank. Mr. Miller serves on the advisory boards of Ajinomoto Bio-Pharma Services, a contract development and manufacturing organization, and C-Squared Pharma, a generic active pharmaceutical ingredient supplier. Mr. Miller received a bachelors in International Study and Economics from American University, a Masters of Regional Planning at the University of North Carolina, Chapel Hill and an MBA from Stanford University Graduate School of Business.

Business Leadership & Operations
Financing & Accounting
Life Sciences, Healthcare & Public Health
Medicine & Science

Skills & Qualifications: Mr. Millers’ extensive experience with pharmaceutical and biological contract manufacturing and development, his deep industry knowledge and his experience as a pharmaceutical and biological manufacturing consultant contributed to our Board’s conclusion that he should serve as a director of our Company.

WAYNE B. WEISMAN

Age: 66 Director Since: 2008	Committee Memberships: Governance	Other Public Directorships: ReWalk Robotics Ltd., Baudax Bio, Inc.
Business Leadership & Operations

Wayne B. Weisman has been a member and the chairman of our Board since 2008. Since 2007, Mr. Weisman has been a director of the corporate general partner of the common general partner of SCP Vitalife, which beneficially owns approximately         % of our outstanding stock as of                 , 2022. He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. He has also led the activities of SCP Private Equity Partners II, L.P., a venture capital fund of which he and Mr. Churchill are principals, in the life sciences area; these activities include investments in the United States and Israel. He has also led several other technology investments for SCP Private Equity Partners II, L.P. He has been a member of the investment committee of the Vitalife Life Sciences funds since their inception in 2002 and has worked closely with these funds since then. Mr. Weisman was a member of the board of directors of CIP Capital, L.P., a small business investment company licensed by the U.S. Small Business Administration since its inception in 1991 until 2017. From 1992 to 1994, Mr. Weisman was executive vice president and member of the board of a public drug delivery technology company. In addition, he also operated a management and financial advisory firm focusing on the reorganization and turnaround of troubled companies and began his career practicing reorganization law at a large Philadelphia law firm. Mr. Weisman possesses extensive experience in venture capital investing, particularly in the life sciences area. In addition to being our Chairman, Mr. Weisman serves on the board of directors of ReWalk Robotics Ltd. and Baudax Bio and on the board of directors for a number of private companies. He is the Vice Chairman of the board of trustees of Young Scholars Charter School, and was chairman of that board from 2010 to 2017. He is also an advisory board member of the Philadelphia-Israel Chamber of Commerce and Mid-Atlantic Diamond Ventures, the venture forum of Temple University. Mr. Weisman holds a B.A. from the University of Pennsylvania, and a J.D. from the University of Michigan Law School.

Finance & Accounting
Medicine & Science
Life Sciences, Healthcare & Public Health
International Business
Risk Management
Technology

Skills & Qualifications: As a long time director of our company, Mr. Weisman’s extensive knowledge of our business and history, experience as a board member of multiple publicly-traded and privately-held companies and expertise in developing, financing and providing strong executive leadership to numerous growing life science companies contributed to our Board’s conclusion that he should serve as a director of our Company.

CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Second Amended and Restated Articles of Incorporation, as amended, or Articles of Incorporation, our Bylaws, our Code of Business Conduct and Ethics, or the Code of Conduct, our Corporate Governance Guidelines and the charters of the committees of our Board, or collectively, the Committees. Aspects of our governance documents are summarized below. You can find our charters for each Committee and our Code of Conduct on our website www.societalcdmo.com  under “Investors — Governance — Governance Documents.”

BOARD INDEPENDENCE

Our Board has determined that each individual that served as a director of the Company during the year ended December 31, 2021, except for Ms. Henwood and Mr. Enloe, was an “independent” director, as defined under the rules of the Nasdaq Capital Market, or Nasdaq. Ms. Henwood resigned as a director on January 18, 2022.

In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Our independent directors generally meet in executive session at each regularly scheduled Board meeting.

BOARD LEADERSHIP STRUCTURE

The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer, or CEO, and Chairman of the Board. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of the Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of CEO and Chairman of the Board with Mr. Enloe serving as our CEO and Mr. Weisman serving as Chairman of the Board. Our Board believes that the separation of the positions of CEO and Chairman of the Board reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole.

BOARD COMMITTEES

Our Board has established various Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Governance Committee. Each member of our Committees is an independent director as that term is defined by the SEC and Nasdaq. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”

Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants to assist the Committee in carrying out its responsibilities.

RISK MANAGEMENT

The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board actively overseeing management of our risks – both at the Board and Committee level. The risk oversight process includes receiving regular reports from Committees and our executive officers to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, operations (including cybersecurity), finance, legal, regulatory, strategic and reputational risk.

The Board focuses on the overall risks which may affect us. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility. For example:

•

The Audit Committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology, cybersecurity, human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures.

•

The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company.

•	The Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board.

While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks. Matters of significant strategic risk are considered by our entire Board.

EVALUATING BOARD EFFECTIVENESS

The Board is committed to continuous improvement and annual self-evaluations are an important tool for evaluating effectiveness. The Board and each Committee conduct a rigorous annual self-evaluation of their performance and effectiveness.

Process begins	Evaluation	Presentation of evaluation results	Follow-up

The Governance Committee initiates and oversees the Board evaluation process, which is conducted in the later part of the calendar year. Each Committee conducts an evaluation of its own effectiveness.

During the evaluation, the Governance Committee assesses several factors, including:

•  Director independence and qualifications to serve on various Committees; and

•  Committee chair assignments and membership rotations.

The Governance Committee also reviews the effectiveness of the overall evaluation process and considers whether to conduct the evaluation through an external third-party provider.

In 2021, the Governance Committee determined that no modifications to the existing process were warranted and to maintain the evaluation process in its current form.

		The results of the Board and Committees’ evaluations are presented, in executive session, at a subsequent Board meeting.	Any results requiring additional consideration are addressed at future Board and Committee meetings, as appropriate.

CODE OF CONDUCT

We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website at www.societalcdmo.com.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Our director orientation programs familiarize new directors with the Company’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. All other directors are also invited to attend the orientation programs. From time to time, management advises, or invites outside experts to attend Board meetings to advise, the Board on its responsibilities, management’s responsibilities, developments relevant to corporate governance and best corporate practices. Additionally, Board members may attend, and are encouraged to attend, accredited director education programs at the Company’s expense.

RESTRICTIONS ON THE HEDGING AND PLEDGING OF SOCIETAL SHARES

Pursuant to the Company’s Insider Trading Policy, which applies to all officers, all directors and all employees of the Company and any of the Company’s subsidiaries, or the Covered Individuals, the Covered Individuals are prohibited from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any equity security of Societal or any such subsidiary. Covered Individuals are also prohibited from selling “short” any securities of those companies.)

Covered Individuals are further prohibited from holding any equity securities of Societal or any such subsidiary in a margin account or otherwise pledging such securities as collateral for a loan. Additionally, standing and limit orders create heightened risks for insider trading, with the possibility that such a transaction will be entered at a time when a director, officer, or other employee holds material, nonpublic information. Societal discourages these types of transactions. If placed, their timeframe should be short in duration and comply with the Additional Procedures of the Company’s Insider Trading Policy.

These prohibitions also apply to family members living in the same household as Covered Individuals, as well as entities influenced or controlled by the Covered Individuals.

CORPORATE GOVERNANCE GUIDELINES

We have a written set of corporate governance guidelines that are designed to help ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, the annual evaluations of our Board and its Committees and succession planning. Succession planning for the Board is critical to our success. Our goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of perspectives, experience, expertise and skills. Our Corporate Governance Guidelines are reviewed at least annually by the Governance Committee and amended by our Board when appropriate.

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director	Independent	Board	AC	CC	GC

William Ashton	Yes	M		C	M

Michael Berelowitz	Yes	M			C

Winston Churchill	Yes	M	M	M

J. David Enloe, Jr.	No	M

Gerri Henwood*	No	M

James Miller	Yes	M	M	M

Laura L. Parks, Ph.D.	Yes	M	M	M

Bryan M. Reasons	Yes	M	C

Wayne B. Weisman	Yes	C			M

2021 Meetings	N/A	12	4	3	3

AC = Audit Committee	CC = Compensation Committee	C = Chair
GC = Governance Committee		M = Member

*	Ms. Henwood resigned as a director on January 18, 2022.

During 2021, each director attended at least 75% of the meetings of the Board and meetings of each Committee on which he or she served. Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend. All of our then-serving directors attended our 2021 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by the Board or the Audit Committee Charter.

Among other things, the Audit Committee’s responsibilities include:

•	appointing, retaining, compensating, overseeing, evaluating, and, when appropriate, terminating our independent registered public accounting firm;

•	discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	periodically reviewing policies and procedures with respect to data privacy and security we employ in conducting our business;

•	reviewing with management its assessment of our internal control over financial reporting, disclosure controls and procedures;

•	reviewing our Code of Conduct and recommending any changes to the Board;

•	overseeing our risk assessment and risk management processes;

•	reviewing and ratifying all related party transactions, based on the standards set forth in our Related Party Transactions Policy; and

•	preparing and approving the Audit Committee report required to be included in our annual proxy statement.

The members of our Audit Committee are Mr. Reasons (chair), Messrs. Churchill and Miller, and Dr. Parks. All members of our Audit Committee are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and Nasdaq. Mr. Reasons also qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

Compensation Committee

The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and assures that our executive officers (including our CEO) are compensated effectively in a manner consistent with our strategy, competitive practice and shareholder interests, as well as such other matters as directed by the Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:

•

annually reviewing and recommending to the Board for approval the corporate goals and objectives applicable to the compensation of our CEO and other executive officers and evaluating at least annually our CEO’s and other executive officers’ performance in light of those goals and objectives;

•	annually reviewing and approving our peer group for compensation benchmarking;

•	determining and approving our CEO’s and other executive officers’ compensation level (including salary, cash and equity-based incentive awards and any personal benefits);

•	administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that are adopted by us from time to time;

•	determining stock ownership guidelines for our CEO and other executive officers and monitoring compliance with such guidelines, if deemed advisable by our Board or the Compensation Committee; and

•	overseeing risks and exposures associated with executive compensation plans and arrangements.

Our Compensation Committee has delegated authority to our CEO to grant options or other stock awards, in accordance with guidelines established by our compensation consultant, to our non-executive officers. Our Compensation Committee also has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

Our CEO annually reviews the performance of each of the other executive officers, including the other named executive officers. He then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our CEO’s recommendations in addition to data and recommendations presented by our executive compensation consultant.

Pay Governance, LLC, or Pay Governance, is our executive compensation consultant. Pay Governance reports directly to the Compensation Committee and provides various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. Upon request by the Compensation Committee, a representative of Pay Governance attended Compensation Committee meetings. Pay Governance does not provide services to us other than its advice to the Compensation Committee on executive and director compensation matters. The Compensation Committee determined Pay Governance to be independent under the Nasdaq and SEC regulations.

The members of our Compensation Committee are Mr. Ashton (chair), Messrs. Churchill and Miller, and Dr. Parks. The Board has determined that all Compensation Committee members are independent under the listing standards of Nasdaq, and that they are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Governance Committee

The Governance Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board and to stand for election at the next annual meeting of shareholders, develops and recommends to the Board a set of corporate governance guidelines for the Board and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Governance Committee Charter. Among other things, our Governance Committee’s responsibilities include:

•	developing and submitting to the Board for its adoption a list of selection criteria for new directors to serve on the Board;

•

identifying, reviewing and evaluating candidates, including candidates submitted by shareholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by the Company’s shareholders at each annual meeting of shareholders;

•

developing, recommending, and overseeing the implementation of and monitor compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•

annually recommending to the Board (i) the assignment of directors to serve on each Committee; (ii) the chairperson of each Committee and (iii) the chairperson of the Board or lead independent director, as appropriate;

•

periodically assessing the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs;

•	reviewing the adequacy of the Articles of Incorporation and Bylaws and recommending to the Board, as conditions dictate, amendments for consideration by the shareholders;

•	reviewing any proposals submitted by shareholders for action at the annual meeting of shareholders and make recommendations to the Board regarding action to be taken in response to each proposal; and

•

implementing policies with respect to governance risk oversight, assessment and management of risk associated with the independence of our Board and director nominees, potential conflicts of interest of members of our Board and our executive officers and the effectiveness of the Board and the committees thereof.

The Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members, as described above in the section entitled “Board Structure and Composition.”

The members of our Governance Committee are Mr. Berelowitz (chair), and Messrs. Ashton and Weisman. The Board has determined that all Governance Committee members are independent under the listing standards of Nasdaq.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2021 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers has served or serves on the compensation committee or board of directors of any company that employed or employs any member of our Compensation Committee or Board.

SHAREHOLDER ENGAGEMENT

Connect

Engaging with investors is fundamental to our commitment to good governance and essential to maintaining strong corporate governance practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

Collaborate

We strive for a collaborative approach to shareholder engagement and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations.

Communicate

Our goal is to communicate with our shareholders through various platforms, including via our website, in print and in person at investor presentations or shareholder meetings. We view communication between our shareholders and the Board as a dialogue.

How to Communicate with our Directors	By mail: The Corporate Secretary, Societal CDMO, Inc. 1 E. Uwchlan Ave., Suite 112, Exton, Pennsylvania 19341

OUR VALUES — ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE

Societal CDMO “Bringing Science to Society”, it’s in our name and our DNA. Our new identity is intended to capture the company’s vision for establishing itself as a premier, trusted growth-focused CDMO that is expertly and actively facilitating its customers’ objectives of delivering impactful medicines to society. Our name has a purpose, one which exemplifies the commitment our employees demonstrate every day to making a positive impact within communities across the country and around the world.

Our Nominating and Corporate Governance Committee oversees ESG matters and practices. Included below is a description of a few topics that we view as key to promoting our long-term sustainability.

We are working with a third party to progress our ESG efforts further in 2022 by aligning with SASB pharmaceutical and biotech disclosure topics and metrics.

Sustainability

Environmental and Sustainability Mission

At Societal, we are committed to environmental sustainability through the active support and investment in programs and initiatives which reduce the company’s environmental impact. Our mission is to direct the company’s efforts to efficiently utilize materials, water, and energy consumption while minimizing waste. Since 2019, we have implemented several initiatives to support three main goals:

•	Actively pursue and implement programs to offset our carbon emissions and minimize the use of energy and water;

•	Create a sustainable culture through employee engagement, community outreach, and continuous improvement; and

•	Implement programs to minimize and responsibly manage our waste.

Building a Sustainable Culture

We recognize that building a sustainability mindset starts with our most important resource: our people. Creating a culture focused on sustainability and environmental governance must begin with how we operate in our everyday lives. Here are some of the ways we demonstrate our commitment to building a sustainable culture:

•	Establishment of a dedicated Environmental Sustainability Team that is responsible for advising, overseeing, and implementing the company’s efforts in this area;

•	Transition to digital communications, documentation, and marketing collateral;

•	Implementation of mass recycling program;

•	Designated electric vehicle charging stations to reduce carbon environmental impact;

•	Empowerment and encouragement of employees to implement environmental and process improvements;

•	Cultivated an agile, diverse team by expanding the remote workforce to 10% in 2021;

•	Advancement of employees’ well-being through numerous programs that focus on the whole employee (mental, emotional, financial, and physical); and

•	Establishment of safety at the forefront of what we do – we empower everyone to have a zero injury mindset.

Achieving Results Starts With Change

We know that creating a sustainably focused company takes time. But it all starts with change. Since its inception, the Environmental Sustainability Team at Societal has dedicated its efforts to implementing changes across the organization to reduce energy use and streamline waste management. Below are some of the annual savings* realized to date by the incorporated changes:

•	LED light replacement project — saving 300,000 kWh;

•	Installation of office HVAC Smart Thermostat — saving 7,000 kWh;

•	Upgrading of demand staging utility equipment — saving 352,000 kWh and 10,000 BTUs; and

•	Other projects resulted in a savings of 1,344,509 pounds of CO2 and 306,000 gallons of water.

Today and Beyond

At Societal, the health and well-being of our community have always been at the forefront of our daily activities. However, as we move forward, environmental and sustainability initiatives will become even more critical. We continue to learn from industry experts and implement environmental and sustainability initiatives and best practices within our organization. With the dedication of our employee-run Environmental Sustainability Team and the support of Societal leadership, we continue to discover and apply learnings to the way we do business, not just for our benefit, but for the betterment of our customers and patients alike.

At Societal, we believe the initiatives outlined above and others that we have already implemented will allow us to be better partners for our clients, patients, and community. By enacting these new programs, we believe we can achieve meaningful long-term results, including the following targets, by the end of 2023:

•	Save 937,500 tons of carbon dioxide emissions

•	Reuse and save 200,000 gallons of water

•	Recycle 30% of our bulk waste

•	Reduce our hazardous waste generation by 4%

•	Sequester 5,760 pounds of CO2 by maintaining our green space and forest

*	Estimated savings based on annual use according to www.epa.gov and other websites.

Diversity, Equity & Inclusion

At Societal, we believe that a diverse and engaged team contributes to greater business success. We strive to build a diverse community and foster a culture of belonging where we openly share our thoughts, ideas, and perspectives and encourage others to do the same. We are committed to putting resources and attention toward attracting diverse talent, improving engagement, and development of the amazing talent we have, including the goals set forth below.

Recruiting for the Future

•	Create a workforce broadly reflective of the larger communities in which we operate

Developing and Thriving

•	Support employees in building the skills and capacity to work in an inclusive environment

•	Promote internal development through multiple learning channels, special projects, and promotions

A Belonging Culture

•	Build a welcoming workplace where employees recognize that their unique characteristics, skills, and experiences are respected, valued, and celebrated

Looking Forward

We believe that the company’s investment in, and a strong commitment to, diversity, equity & inclusion will solidify Societal as a great place to work and a premier, trusted CDMO that brings tailored solutions to our clients while fostering engaging and rewarding careers for our people.

DIRECTOR COMPENSATION

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

COMPENSATION PROGRAM

The table below depicts our compensation program for our non-employee directors:

Non-Employee Director Compensation Program

Cash

Annual Cash Retainer	$40,000

Annual Committee Chair Retainer:

Audit	$20,000

Compensation	$15,000

Governance	$10,000

Committee Member Retainer:

Audit	$10,000

Compensation	$ 7,500

Governance	$ 5,000

Annual Non-Executive Chairman of the Board Cash Retainer	$40,000

Equity

Initial Equity Grant	A stock option to purchase 20,000 shares of our common stock vesting in three equal annual installments

Annual Equity Retainer	$70,000 in restricted stock units and $65,000 in stock options, granted annually following our annual meeting of shareholders, and in each case vesting on the first anniversary of the date of grant

Cash fees are paid quarterly and are typically pro-rated for non-employee directors who cease to provide services mid-year. Our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and Committee meetings and related activities. Our only employee director, Mr. Enloe, receives no separate compensation for his service in such capacity.

DIRECTOR COMPENSATION 2021

The following table provides summary information regarding 2021 compensation to our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Total ($)

William L. Ashton	65,000	65,001	70,000	200,001

Michael Berelowitz	52,500	65,001	70,000	187,501

Winston Churchill	57,250	65,001	70,000	192,251

Gerri Henwood(2)	40,000	65,001	70,000	175,001

James C. Miller(3)	48,043	120,287	70,000	238,330

Laura L. Parks, Ph.D.(4)	30,489	30,240	—	60,729

Bryan M. Reasons	60,000	65,001	70,000	195,001

Wayne B. Weisman	82,500	65,001	70,000	217,501

(1)

Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in note 14 to the Annual Financial Statements included in our 2021 Annual Report. As of December 31, 2021, (i) Mr. Ashton had stock options to purchase 122,270 shares of common stock, (ii) Dr. Berelowitz had stock options to purchase 114,770 shares of common stock, (iii) Mr. Churchill had stock options to purchase 122,270 shares of common stock, (iv) Ms. Henwood had stock options to purchase 58,012 shares of common stock that were issued in connection with her service on the Board and 32,932 restricted stock units and stock options to purchase 789,500 shares of common stock that were issued in connection with her previous service as our Chief Executive Officer, (v) Mr. Miller had stock options to purchase 58,012 shares of common stock, (vi) Dr. Parks had stock options to purchase 20,000 shares of common stock, and (vii) Mr. Reasons had stock options to purchase 90,270 shares of common stock. In addition, as of December 31, 2021, Messrs. Ashton, Berelowitz, Churchill, Reasons and Weisman, and Ms. Henwood with respect to her service on the Board, each had 26,923 outstanding and unvested restricted stock units.

(2)	Ms. Henwood resigned as a director on January 18, 2022.
(3)	Mr. Miller was appointed as a director on February 9, 2021.
(4)	Dr. Parks was appointed as a director on June 14, 2021.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee works with our management in order to negotiate appropriate fees with KPMG and is ultimately responsible for approving those fees. The following is a summary and description of audit fees paid or payable to KPMG for each of the years ended December 31, 2021 and 2020 and the fees billed by KPMG for other services in each of those years:

Service	2021	2020
Audit fees	$865,830	$665,600
Audit-related fees	116,888	—
Tax fees	99,580	167,908
All other fees	—	—
Total	$1,082,298	$833,508

“Audit fees” represented the aggregate fees for professional services rendered for the audit of our annual consolidated financial statements on Forms 10-K, consents for the use of audit reports and reference to the auditor as an expert in our registration statements, and professional services rendered for the review of our quarterly consolidated financial statements on Forms 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States) and in connection with regulatory filings.

“Audit-related fees” consisted of due diligence fees related to the acquisition of IriSys, LLC.

“Tax fees” consisted of fees related to tax compliance, tax planning and tax advice.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.

All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2021. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process.

Management is primarily responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm for the fiscal years 2021, 2020 and 2019, KPMG, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles.

The Audit Committee and the chairman of the Audit Committee have met with management during fiscal year 2021 to consider the adequacy of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with KPMG. The Audit Committee also discussed with management and KPMG the Company’s disclosure controls and procedures.

The Audit Committee has reviewed and discussed management’s assessment of the effectiveness of the Company’s internal controls and the audited consolidated financial statements contained in the Company’s 2021 Annual Report with management. The Audit Committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communication with Audit Committees.” In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence.

The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2021 Annual Report.

Audit Committee

Bryan Reasons (Chairman)

Winston J. Churchill

James C. Miller

Laura L. Parks, Ph.D.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
J. David Enloe, Jr.	President, Chief Executive Officer	58
Ryan D. Lake	Chief Financial Officer	44

J. David Enloe, Jr. — See biography information above.

Ryan D. Lake has served as our Chief Financial Officer since January 2018. He had previously served as our Senior Vice President of Finance and Chief Accounting Officer since June 2017. Mr. Lake also served as the Chief Financial Officer of Baudax Bio following the separation of Baudax Bio from the Company, or the Separation, from November 2019 to December 2020. Mr. Lake has over 20 years of senior financial and life sciences leadership experience. Prior to joining us, Mr. Lake served as Chief Financial Officer and Vice President of Finance of Aspire Bariatrics, Inc., a privately-held, commercial-stage, medical device company from July 2015 to May 2017. From 2012 to 2015, Mr. Lake held executive management and senior finance positions, including Director of the Natural Materials Division, Controller and Senior Director of Finance, at DSM Biomedical (successor to Kensey Nash Corporation after its acquisition in 2012), a division of Royal DSM (listed on Euronext Amsterdam), a global science-based company active in health, nutrition and materials. From 2002 to 2012, Mr. Lake held various senior financial positions of increasing responsibility, most notably Senior Director of Finance and Interim Chief Financial Officer, with Kensey Nash Corporation, a medical device company. Earlier in his career, Mr. Lake worked at Deloitte & Touche, LLP. Mr. Lake has a B.S. degree in Accounting from West Chester University of Pennsylvania and is a certified public accountant and Chartered Global Management Accountant.

EXECUTIVE COMPENSATION

In 2021, our named executive officers were J. David Enloe, Jr., our President and CEO, and Ryan D. Lake, our Chief Financial Officer.

In connection with the Separation, we entered into a Transition Services Agreement with Baudax Bio, whereby we agreed that Mr. Lake would be employed by Baudax Bio but continue to provide services to both companies for a twelve-month period following the Separation. Under this agreement, we reimbursed Baudax Bio approximately 50% of Mr. Lake’s 2020 salary, and approximately 50% of the bonus awarded to Mr. Lake by Baudax Bio for 2020. Accordingly, we have shown in the Summary Compensation Table below, in the “Salary” and “Bonus” columns, 2020 amounts for Mr. Lake that we funded, even though not directly paid by us.

For more information about the compensation paid by Baudax Bio to Mr. Lake with respect to the services rendered to Baudax Bio after the Separation, see Baudax Bio’s proxy statement for its 2021 annual meeting of shareholders.

This section discusses the material components of the executive compensation program for our named executive officers.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers during the fiscal years ended December 31, 2021 and 2020:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)(3)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
J. David Enloe, Jr.	2021	550,000	—		120,793		—	377,190	49,062	1,097,045
President and Chief Executive Officer	2020	10,577	—		459,999	(6)	400,544	—	1,678	872,798
Ryan D. Lake	2021	425,385	—		867,815		744,327	242,887	49,062	2,329,476
Chief Financial Officer	2020	198,985	48,000	(1)	439,440	(6)	744,327	107,640	24,673	1,563,065

(1)

Baudax Bio awarded 2020 annual incentives to Mr. Lake based on the achievement of performance metrics. Baudax Bio satisfied Mr. Lake’s award 100% in cash. Pursuant to the Transition Services Agreement, we reimbursed Baudax Bio for approximately 50% of the cost of such annual incentives, which amounts are reflected above. For more information about the compensation paid by Baudax Bio to Mr. Lake in respect to the services rendered to Baudax Bio after the Separation, see Baudax Bio’s proxy statement for its 2021 annual meeting of shareholders, filed with the SEC on or around March 11, 2021.

(2)

Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718. The assumptions made in these valuations are included in note 14 to the Annual Financial Statements included in our 2021 Annual Report.

(3)

Compensation for 2021 reflects both time-based and performance-based restricted stock unit awards. The value of the performance-based restricted stock unit awards granted in 2021 is shown in the table in accordance with SEC rules based on the weighted average grant date fair value determined in accordance with U.S. GAAP.

(4)

The amounts represent annual performance cash bonuses earned in the year shown and paid in the following year. Mr. Lake’s amount for 2020, as described below, represents a 2020 annual performance cash bonus that was later decided to be satisfied 100% in restricted stock during 2021 instead of cash.

(5)	These amounts consist of 401(k) matching contributions, the cost of medical benefits and life and disability insurance premiums.
(6)

For the 2021 proxy statement, we disclosed the value of performance-based restricted stock awards in the summary compensation table based on the legal grant date, rather than the grant date for accounting purposes in accordance with ASC 718. We have revised the table to disclose the value of these performance-based restricted stock awards in the summary compensation table based on the grant date fair value determined in accordance with ASC 718. As a result, the value of the 2020 stock awards disclosed in the table above was reduced by $200,000 for Mr. Enloe and $498,600 for Mr. Lake, compared to the amounts historically presented. These performance-based restricted stock awards have been included in the value of the 2021 stock awards in the summary compensation table based on their grant date fair values of $120,793 for Mr. Enloe and $162,175 for Mr. Lake.

Base Salaries

On December 15, 2020, we entered into employment agreements with Mr. Enloe and Mr. Lake pursuant to which Mr. Enloe’s and Mr. Lake’s base salaries were initially set at $550,000 and $425,000, respectively.

In January 2022, the Compensation Committee approved the following base salaries for our named executive officers: $575,000 for Mr. Enloe and $440,000 for Mr. Lake.

Following the Separation, we ceased to directly pay an annual salary to Mr. Lake with respect to the period prior to December 15, 2020. However, in 2020, we reimbursed Baudax Bio approximately 50% of Mr. Lake’s cash compensation earned before his resignation as Chief Financial Officer of Baudax Bio in December 2020. The amounts that we reimbursed to Baudax Bio are reflected in the “Salary” column to the Summary Compensation Table above.

Annual Bonuses

Mr. Enloe and Mr. Lake were each eligible in 2021 to earn an annual performance bonus from Societal based on the achievement of pre-established corporate and individual objectives as determined by our Board and our Compensation Committee, in consultation with Pay Governance, with respect to Mr. Lake, and upon review of the recommendations of our CEO. Mr. Enloe and Mr. Lake were assigned a target bonus opportunity expressed as a percentage of their respective base salaries. Their actual bonus payments could be higher or lower than the target bonus amount, based on the achievement of corporate and individual objectives. The Compensation Committee retains the discretion to make adjustments to the calculated bonus amount based on unexpected or unplanned events, our overall financial condition, extraordinary performance or underperformance or other factors deemed appropriate by the Compensation Committee. The target bonus opportunity in 2021 for Mr. Enloe and Mr. Lake was 60% and 50% of their respective base salaries.

In determining the amount of the performance bonus award actually paid, our Compensation Committee determined the level of achievement of the corporate goals and individual goals for the year. These goals primarily included meeting certain revenue and EBITDA levels, development of new business, maintaining high quality standards, managing cash to budget and delivering manufactured products on time in full. The Compensation Committee and the Board determined that the percentage attainment of our corporate goals for 2021 was 104.3%. In determining Mr. Lake’s individual performance, our Compensation Committee reviewed and considered the recommendations of Mr. Enloe. Our Compensation Committee approved a 2021 annual bonus payment to Mr. Enloe in an amount equal to 114.3% of his target bonus amount and Mr. Lake in an amount equal to 114.3% of his target bonus amount. This amount is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Equity Compensation

In 2020 and 2021, we awarded equity compensation under our 2018 Amended and Restated Equity Incentive Plan, or the 2018 Plan, to our named executive officers in the form of time-vesting stock options and time- and performance-vested restricted stock units. In addition, in 2020 we awarded time-vesting stock options and restricted stock units to Mr. Enloe as an inducement material to his acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4). We determine equity award amounts based on the judgment of our Compensation Committee, taking into account information and recommendations provided by our compensation consultant. With respect to Mr. Lake, the Compensation Committee also considers recommendations provided by our CEO. In determining the amount of awards, the Compensation Committee generally does not consider an employee’s current equity ownership in our common stock or the prior awards that are fully vested, but may consider competitive market factors in our industry.

Our stock option awards typically vest over a four-year period, in 48 equal monthly installments, subject to the continued service of the employee with us. Our time-based restricted stock unit awards typically vest in equal annual installments over a four-year period subject to the continued service of the employee with us. Our performance-based restricted stock unit awards include vesting criteria relating to the achievement of certain development, commercialization and financial goals. We believe these vesting arrangements encourage our named executive officers to continue service with us for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

Qualified Plan

We maintain a tax-qualified savings plan under Section 401(k) of the Code. Employees who participate in the plan may make elective deferrals to the plan, subject to the limitations imposed by the Code. In addition, we currently match 100% of employee deferrals under the plan, up to a limit of 5% of the employee’s eligible compensation. Mr. Enloe began participating in the Company’s plan in early 2021. Mr. Lake previously participated in the Baudax Bio plan and began participating in our plan upon entering his employment agreement on December 15, 2020.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2021

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2021:

	OPTION AWARDS					STOCK AWARDS

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of time- based vesting shares or units of stock that have not vested		Market value of time- based vesting shares or units of stock that have not vested ($)(1)	Number of performance- based vesting shares or units of stock that have not vested (#)		Market value of performance- based vesting shares or units of stock that have not vested ($)(1)
J. David Enloe, Jr.	48,544	145,631	(2)	3.03	12/14/2030
						99,009	(3)	169,305
									66,007	(4)	112,872
Ryan D. Lake	65,000	—	(5)	7.58	6/4/2027
	22,521	479	(6)	9.04	1/1/2028
	43,750	16,250	(7)	7.99	1/17/2029
	20,625	24,375	(8)	16.62	2/2/2030
	29,126	87,379	(9)	3.03	12/14/2030
						2,875	(10)	4,916
						6,428	(11)	10,992
						9,000	(12)	15,390
						59,406	(13)	101,584
						100,000	(14)	171,000
									39,604	(4)	67,723

(1)	The market value is based on the closing stock price of $1.71 on December 31, 2021 (the last trading date in the 2021 fiscal year).
(2)

The stock option is an inducement grant under Nasdaq listing rule 5635(c)(4). The stock option vests in equal monthly installments over 48 months, beginning on January 15, 2021, subject to continued service with us.

(3)

The restricted stock units are an inducement grant under Nasdaq listing rule 5635(c)(4). The restricted stock units vest in four equal annual installments beginning on December 15, 2021, subject to continued service with us.

(4)

The performance-based restricted stock units awarded to Mr. Enloe are an inducement grant under Nasdaq listing rule 5635(c)(4). Vesting of these performance-based restricted stock units were based upon meeting certain 2021 performance criteria, subject to continued service with us through the date on which performance achievement is determined by the Board. These performance-based restricted stock units vested in the first quarter of 2022 when the performance criteria were deemed to have been fully met.

(5)

The stock option is an inducement grant under Nasdaq listing rule 5635(c)(4). The stock option vests in equal monthly installments over 48 months, beginning on July 5, 2017, subject to continued service with us.

(6)	The stock option vests in equal monthly installments over 48 months, beginning on February 2, 2018, subject to continued service with us.
(7)	The stock option vests in equal monthly installments over 48 months, beginning on February 18, 2019, subject to continued service with us.
(8)	The stock option vests in equal monthly installments over 48 months, beginning on March 3, 2020, subject to continued service with us.
(9)	The stock option vests in equal monthly installments over 48 months, beginning on January 15, 2021, subject to continued service with us.
(10)	The restricted stock units vest in four equal annual installments beginning January 2, 2019, subject to continued service with us.
(11)	The restricted stock units vest in four equal annual installments beginning January 18, 2020, subject to continued service with us.
(12)	The restricted stock units vest in four equal annual installments beginning February 3, 2021, subject to continued service with us.
(13)	The restricted stock units vest in four equal annual installments beginning December 15, 2021, subject to continued service with us.
(14)

The restricted stock units vest as follows: 18,000 on April 8, 2021; 18,000 on July 8, 2021; 100,000 on December 31, 2021; and 100,000 in 24 equal monthly installments beginning January 31, 2022. Each of the vests are subject to continued service with us.

EMPLOYMENT AGREEMENTS

We entered into employment agreements with J. David Enloe, Jr. and Ryan D. Lake, or the Employment Agreements, on December 15, 2020.

Compensation

The Employment Agreements provided for annual base salaries for each of Mr. Enloe and Mr. Lake, or, together, the Company Executive Officers, subject to adjustment from time to time. In addition, the Employment Agreements provide that the Company Executive Officers are eligible to participate in our incentive bonus program. The base salaries and target bonus opportunities that were in in effect for 2021 are described in the “Base Salaries” and “Annual Bonuses” sections above.

Termination and Severance

The Employment Agreements each provide the Company Executive Officers with certain severance rights if we terminate the employment of such Company Executive Officer without cause or such Company Executive

Officer resigns because of certain material adverse changes to the terms and conditions of his employment within 12 months of a change of control (in either case, an Involuntary Termination), or such Company Executive Officer died or became disabled.

Pursuant to the Employment Agreements, if we terminate one of our Company Executive Officers’ employment without cause (as defined below) or such named Company Executive Officer resigns for certain reasons described below within 12 months of a change of control (as defined below), such Company Executive Officer will generally be entitled to receive:

(i)	any accrued but unused vacation and paid time off and any earned but unpaid bonus in respect of the prior year (referred to as the Accrued Benefits);

(ii)

continuation of such named executive officer’s base salary and health insurance benefits (including for eligible dependents), at active employee rates, for a period of 12 months following the date of termination, with respect to Mr. Lake, and for a period of 18 months following the date of termination, with respect to Mr. Enloe;

(iii)

a pro-rata annual bonus in respect of the fiscal year in which the effective date of termination occurs, to the extent such bonus is earned based on the applicable criteria, paid at the same time it would have otherwise been paid absent the named executive officer’s termination of employment; and

(iv)	outplacement services for a period of 12 months following the date of termination, which shall not exceed $25,000.

If a Company Executive Officer’s employment is terminated as a result of such Company Executive Officer’s disability or death, such Company Executive Officer or such Company Executive Officer’s estate will be entitled to receive:

(i)	the Accrued Benefits;

(ii)

continuation of such named executive officer’s base salary and health insurance benefits (including for eligible dependents) at active employee rates for a period of 18 months following the date of termination, with respect to Mr. Enloe, and a period of 12 months following the date of termination, with respect to Mr. Lake; and

(iii)	a pro-rata target bonus in respect of the fiscal year in which the effective date of termination occurs, paid within 30 days of termination.

The severance benefits are subject to the Company Executive Officer’s execution of a release of claims in favor of the Company. In addition, the agreements provide that if the payments and benefits would be subject to an excise tax under Section 280G of the Code, they would be reduced to the maximum amount that would not trigger the excise tax unless the executive would be better off (on an after-tax basis) receiving all of the payments and benefits and paying all necessary applicable taxes.

Restrictive Covenants

Under the employment agreements, the named executive officers are bound by a non-solicitation of employees and customers and a non-compete during their employment and the one-year period thereafter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2020, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

RELATIONSHIP WITH BAUDAX BIO AND THE SEPARATION

Prior to completion of the Separation, we owned all of the outstanding shares of common stock of Baudax Bio. Following the Separation, we no longer own any shares of Baudax Bio common stock and each company now operates as a separate, independent public company.

In connection with the Separation, we and Baudax Bio entered into a Separation Agreement, Employee Matters Agreement, Tax Matters Agreement and Transition Services Agreement. These agreements govern the relationship Societal and Baudax Bio, including the allocation of various assets, liabilities, rights and obligations, as well as transition services to be provided by Societal to Baudax Bio and by Baudax Bio to Societal. For a more complete description of each of these agreements, see our Current Report on Form 8-K, filed November 26, 2019, as well as Exhibits 2.1, 10.1, 10.2, and 10.3 filed thereto.

We also entered into an Assignment, Assumption and Bifurcation Agreement with Baudax Bio, Recro Gainesville LLC, or Recro Gainesville, and Alkermes Pharma Ireland Limited, pursuant to which Recro Gainesville assigned, conveyed and transferred to Baudax Bio the exclusive worldwide license, to certain nanotechnology intellectual property. For a more complete description of this agreement, see our Current Report on Form 8-K, filed November 26, 2019, as well as Exhibit 10.4 filed thereto.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Our management is responsible for determining whether a transaction is a related party transaction subject to our policy, and upon subject determination, is responsible for disclosing the material facts concerning the transaction and the related party’s interest in our transaction to our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision or termination of the transaction. All of the transactions described above either were approved or ratified in compliance with this policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of                     , 2022 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each named executive officer identified in the Summary Compensation Table above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The percentage of common stock outstanding is based on                  shares of our common stock outstanding as of                     , 2022. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of                     , 2022 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Societal CDMO, Inc., 1 E. Uwchlan Ave., Suite 112, Exton, Pennsylvania 19341.

Shares Beneficially Owned

Name of Beneficial Owner	Number of Shares	Percentage
5% or Greater Shareholders

Entities affiliated with SCP Vitalife(1) 1200 Liberty Ridge Drive Suite 300 Wayne, PA 19087

Entities affiliated with Athyrium Capital Management(2) 505 Fifth Avenue, Floor 18 New York, NY 10017

Entities and persons affiliated with Samjo Capital, LLC(3) 99 Lexington Avenue, 27th Floor New York, NY 10022

Entities affiliated with AWM Investment Company, Inc.(4) c/o Special Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022

Named Executive Officers and Directors

J. David Enloe, Jr.(5)

Ryan D. Lake(6)

William L. Ashton(7)

Michael Berelowitz(8)

Winston J. Churchill(1)(9)

James Miller(10)

Laura L. Parks, Ph.D.(11)

Bryan M. Reasons(12)

Wayne B. Weisman(1)(13)

All executive officers and directors as a group (9 persons)(10)

*	Less than 1%

(1)

Based upon information set forth in the Schedule 13D filed on March 21, 2014 and information set forth in Form 4s filed through                     , 2022 by SCP Vitalife Partners II, L.P., or SCP Vitalife Partners, SCP Vitalife Partners (Israel) II, L.P., or SCP Vitalife Israel, SCP Vitalife II Associates, L.P., or SCP Vitalife Associates, SCP Vitalife II GP, LTD, or SCP Vitalife GP, Winston J. Churchill, Jeffrey Dykan, Abraham Ludomirski and Wayne B. Weisman. SCP Vitalife Partners beneficially owns 2,097,938 shares of common stock and SCP Vitalife Israel beneficially owns 701,017 shares of common stock. As the general partner of SCP Vitalife Partners and SCP Vitalife Israel, SCP Vitalife Associates may be deemed to beneficially own 2,789,955 shares of common stock. As the general partner of SCP Vitalife Associates, SCP Vitalife GP may be deemed to beneficially own 2,789,955 shares of common stock. As directors of SCP Vitalife GP, Messrs. Churchill, Dykan, Ludomirski and Weisman may be deemed to beneficially own 2,798,955 shares of common stock. SCP Vitalife Partners shares dispositive and voting power with respect to the 2,097,938 shares of common stock owned. SCP Vitalife Israel shares dispositive and voting power with respect to the 701,017 shares of common stock owned. SCP Vitalife Associates, SCP Vitalife GP, Messrs. Churchill, Dykan, Ludomirski and Weisman have shared dispositive and voting power with respect to the aggregate 2,798,955 shares of common stock owned by SCP Vitalife Partners and SCP Vitalife Israel.

(2)

Based upon information set forth in the Schedule 13G filed on February 26, 2021 by Athyrium Opportunities II Acquisition LP, or AOII Acquisition LP, Athyrium Opportunities III Acquisition LP, or AOIII Acquisition LP, Athyrium Opportunities Associates II LP, or Associates II LP, Athyrium GP Holdings LLC, or GP Holdings, Athyrium Opportunities Funds GP Holdings LLC, or Funds GP Holdings, Athyrium Opportunities Associates III LP, or Associates III LP, Athyrium Opportunities Associates III GP LLC, or Associates III GP and Jeffrey Ferrell. As the general partner of AOII Acquisition LP, Associates II LP may be deemed to beneficially own the shares of common stock held by AOII Acquisition LP and, as the general partner of AOIII Acquisition LP, Associates III LP may be deemed to beneficial own the shares common stock held by AOIII Acquisition LP. As the general partner of Associates II LP, GP Holdings may be deemed to beneficially own the shares held by Associates II LP and AOII Acquisition LP and as the general partner of Associates III LP, Associates III GP may be deemed to beneficially own the shares held by AOIII Acquisition LP and Associates III LP.

(3)

Based solely upon information set forth in the Schedule 13G/A filed on February 8, 2022 by Samjo Capital, LLC, Samjo Management, LLC, and Andrew N. Wiener. In addition to his role as the sole Managing Member of Samjo Capital LLC and Samjo Management LLC, Mr. Wiener is also one of the portfolio managers of the CPA Samjo Investment Program, or SI, employed by Cowen Prime Advisors LLC, or CPA. The clients of Samjo Management and Samjo Capital employ investment strategies that are similar to those employed in the CPA SI program. Samjo Capital, Samjo Management and their clients are not affiliated with CPA and Mr. Wiener does not have beneficial ownership over the shares held in the CPA SI program except for shares held in accounts owned by Mr. Wiener and his immediate family members. As a result, Samjo Capital and Samjo Management do not make joint filings with respect to any shares of the issuer held by any CPA clients except with respect to shares held in accounts owned by Mr. Wiener and his immediate family members. To the best of Samjo Capital’s, Samjo Management’s and Mr. Wiener’s knowledge and belief, CPA reports the ownership of shares by such CPA clients separately to the extent required and is identified as the reporting person.

(4)

Based solely upon information set forth in the Schedule 13G/A filed on February 11, 2022 by AWM Investment Company, Inc., a Delaware Corporation, or AWM. AWM is the investment adviser to Special Situations Cayman Fund, L.P., or Cayman, Special Situations Fund III QP, L.P. , or SSFQP, and Special Situations Private Equity Fund, L.P., or SSPE. Cayman, SSFQP and SSPE are collectively referred to as the “AWM Funds.” As the investment adviser to the AWM Funds, AWM holds sole voting and investment power over 1,103,377 shares of our common stock held by Cayman, 3,153,693 shares of our common stock held by SSFQP, and 824,831 shares of our common stock held by SSPE. Austin W. Marxe, or Marxe, David M. Greenhouse, or Greenhouse, and Adam C. Stettner, or Stettner, are members of: SSCayman, L.L.C., a Delaware limited liability company, the general partner of Cayman. Greenhouse and Stettner are members of MGP Advisers Limited Partnership, a Delaware limited partnership, the general partner of SSFQP; and MG Advisers, L.L.C., a New York limited liability company, the general partner of SSPE. Marxe, Greenhouse and Stettner are also controlling principals of AWM.

(5)

Mr. Enloe holds stock options to purchase              shares of our common stock that may be exercised within 60 days of                     , 2022. None of these options were granted pursuant to any of our equity compensation plans and were granted as an inducement grant pursuant to Nasdaq listing rule 5635(c)(4).

(6)

Mr. Lake holds             shares of our common stock, stock options to purchase             shares of our common stock that may be exercised within 60 days of                     , 2022 and restricted stock units covering             shares of our common stock that may vest and be settled within 60 days of                     , 2022. Of the options, stock options to purchase             shares of our common stock were not granted pursuant to any of our equity compensation plans and were granted as an inducement grant pursuant to Nasdaq listing rule 5635(c)(4).

(7)

Mr. Ashton holds              shares of our common stock, stock options to purchase             shares of our common stock that may be exercised within 60 days of                     , 2022 and restricted stock units covering             shares of our common stock that may vest and be settled within 60 days of                     , 2022.

(8)

Dr. Berelowitz holds             shares of our common stock, stock options to purchase             shares of our common stock that may be exercised within 60 days of                     , 2022 and restricted stock units covering             shares of our common stock that may vest and be settled within 60 days of                     , 2022.

(9)

Mr. Churchill holds             shares of our common stock, stock options to purchase             shares of our common stock that may be exercised within 60 days of                     , 2022 and restricted stock units covering             shares of our common stock that may vest and be settled within 60 days of                     , 2022. Mr. Churchill has shared voting and investment power with respect to 2,798,955 shares of our common stock that are held by SCP Vitalife, of which he is a partner.

(10)

Mr. Miller holds             shares of our common stock, stock options to purchase 52,258 shares of our common stock that may be exercised within 60 days of                     , 2022 and restricted stock units covering 8,363 shares of our common stock that may vest and be settled within 60 days of                     , 2022.

(11)

Dr. Parks holds             shares of our common stock, stock options to purchase             shares of our common stock that may be exercised within 60 days of                     , 2022 and restricted stock units covering             shares of our common stock that may vest and be settled within 60 days of                     , 2022.

(12)

Mr. Reasons holds             shares of our common stock, stock options to             shares of our common stock that may be exercised within 60 days of                     , 2022 and restricted stock units covering             shares of our common stock that may vest and be settled within 60 days of                     , 2022.

(13)

Mr. Weisman holds             shares of our common stock, stock options to purchase             shares of our common stock that may be exercised within 60 days of                     , 2022 and restricted stock units covering             shares of our common stock that may vest and be settled within 60 days of                 , 2022. Mr. Weisman has shared voting and investment power with respect to 2,798,955 shares of our common stock that are held by SCP Vitalife, of which he is a partner.

DELINQUENT SECTION 16(a) REPORTS

Section 16 of the Exchange Act requires the Company’s directors, certain officers, and beneficial owners of more than ten percent of the Common Stock to file reports with the SEC indicating their holdings of and transactions in the Company’s equity securities and to provide copies of such reports to the Company. Based solely on a review of such copies and written representations from the Company’s reporting persons, the Company believes that all Section 16 filing requirements were fulfilled on a timely basis except that the following individuals who failed to timely file certain Section 16 reports due to administrative delays: (i) Mr. Lake failed to timely file a Form 4 on two occasions; (ii) Mr. Miller failed to timely file a Form 4 on one occasion; and (iii) Dr. Parks failed to timely file a Form 4 on one occasion.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information about equity compensation plans and individual compensation arrangements as of December 31, 2021:

	Number of securities to be issued upon exercise of outstanding options and other rights (a)		Weighted average exercise price of outstanding options and other rights (1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,111,851	(2)	$6.79	4,964,705
Equity compensation plans not approved by security holders	1,125,781	(3)	5.00	—	(4)
Total	6,257,632		$6.47	4,964,705

(1)	Represents the weighted-average exercise price of outstanding stock options and does not include restricted stock units.
(2)

Consists of outstanding options to purchase 4,301,802 shares of common stock and restricted stock units covering an aggregate of 810,049 shares of common stock. Shares of common stock in settlement of vested restricted stock units are deliverable within 30 days of the vesting date.

(3)

Consists of outstanding options to purchase 945,765 shares of common stock and restricted stock units covering an aggregate of 180,016 shares of common stock. that were “inducement grants” as defined under Nasdaq Listing Rule 5635(c)(4).

(4)

Our board of directors has not established any specific number of shares that could be issued without shareholder approval. Inducement grants to new key employees are determined on a case-by-case basis. Other than possible inducement grants, we expect that all equity awards will be made under shareholder-approved plans.

Our inducement grants typically contain terms and conditions that are materially the same as standard grants made under our 2018 Plan. Our inducement option grants typically have a ten-year term and vest in equal monthly installments over 48 months, subject generally to the continued service of the employee with us. Our inducement time-based restricted stock unit awards typically vest in equal annual installments over a four-year period, subject generally to the continued service of the employee with us.

Other information with respect to this item is set forth in this Proxy Statement under the headings “Security Ownership of Directors, Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation,” and is incorporated herein by reference.

ITEMS TO BE VOTED ON

ITEM 1: ELECTION OF CLASS II DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2025

At the Annual Meeting, our shareholders will vote on the election of two Class II director nominees named in this Proxy Statement as directors, each to serve until our 2025 Annual Meeting of Shareholders and until their respective successors are elected and qualified. Our Board has unanimously nominated J. David Enloe, Jr. and Bryan M. Reasons for election to our Board at the Annual Meeting.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

OUR BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR THE ELECTION OF J. DAVID ENLOE, JR. AND BRYAN M. REASONS.	✓

ITEM 2: APPROVAL OF A ONE-TIME STOCK OPTION EXCHANGE FOR NON-EXECUTIVE EMPLOYEES

Overview

We are seeking shareholder approval of a one-time stock option exchange program, or the Exchange Program, for current non-executive employees, whom we refer to as the Eligible Participants. If implemented, the Exchange Program would permit Eligible Participants to surrender certain “out-of-the-money” stock options (meaning outstanding stock options that have an exercise price that is greater than the current market price for our common stock, also known as “underwater” stock options), or Eligible Options, issued and outstanding in exchange for a grant of restricted stock units, or RSUs, that may be settled for shares of our common stock under our 2018 Plan.

Shareholder-Friendly Design

In discussing strategies to address our out-of-the-money stock options, we were particularly focused on creating a strategy that is compatible with the interests of our shareholders. We believe that the Exchange Program that is being proposed meets that objective by providing a more cost-effective and shareholder-friendly retention and incentive tool than simply issuing additional equity awards or paying cash compensation in order to effectively retain and motivate our non-executive employees. We believe that the benefits of the proposed exchange program, including reducing our overhang (meaning potential shares committed but unissued), and approximate value-neutrality (i.e., keeping the aggregate value of the old versus replacement awards approximately consistent), contribute to an alignment of the program with the interests of our shareholders. In particular (and as discussed in more detail below):

•

We believe that the Exchange Program would result in a net reduction of the overhang from our equity compensation program (up to 5% of our overhang on account of stock options, depending upon the level of participation in the Exchange Program).

•

Exchange ratios for the Exchange Program are intended to result in a “value for value” exchange, meaning that the accounting fair value of replacement RSUs granted is expected to be less than or equal to the fair value of the stock options that are surrendered, so that from that perspective the exchange does not result in a windfall to participants.

•

Shares from exchanged options that are in excess of the shares needed to issue replacement grants of RSUs will not be returned to the 2018 Plan pool, limiting the future dilution that could otherwise have resulted from the program.

•	Our executive officers, directors, consultants and former employees are excluded from the program, to keep the focus on the retention of our non-executive workforce.

•

Only options granted before July 1, 2020 and that have an exercise price above our 52-week high stock price (determined immediately before the exchange offer commences) will be eligible for exchange, to make clear that the program is not designed to address merely immaterial or fleeting changes in our stock price.

We believe that these design features, among others, mean that the proposed Exchange Program is aligned with the interests of our shareholders.

The Exchange Program is subject to the approval of our shareholders under applicable Nasdaq Listing Rules. Our Board believes that the Exchange Program is in the best interests of our Company and our shareholders for the reasons described below.

Reasons for the Exchange Program

In late 2019, we became a dedicated CDMO business following the spin-off of our acute care research and development business. This resulted in a bifurcation of our company’s total value between the spun-off business and our dedicated CDMO business, although no adjustment was then made to the exercise prices of our outstanding stock options.

Our stock closed at $18.78 on February 13, 2020. Since then, our stock price has declined significantly. We believe that this was the result of the bifurcation of value as previously discussed as well as a series of negative events that were outside of the control of our employees. These events included:

•	the onset of the COVID-19 pandemic, which resulted in a decrease in prescriptions filled for a number of the commercial products we manufacture for our customers;

•	the return to the market of a competitor to one of our commercial partners, which reduced our commercial partner’s market share of certain product strengths by approximately 50%; and

•	notification from two of our commercial partners of the discontinuation of two commercial product lines that would result in a year-over-year reduction of approximately $6 million in our revenue.

The resulting declines in our stock price have steadily eroded the retentive and incentive value of stock options granted. For example, on November 4, 2020, our stock closed at $1.60.

In December 2020, the Company announced the start of our CEO and CFO, and through the first half of 2021, the Company also announced new members of the Board that have significant CDMO experience. Together, our new executive management and the Board began to design and implement a turnaround strategy for the company over the remainder of 2021.

Meanwhile, employee turnover had been steadily increasing across the U.S. due to various factors primarily related to the COVID-19 pandemic. We experienced a record 21% employee turnover in 2021.

As part of this effort, the Compensation Committee began considering, with input from Pay Governance, who serves as the Compensation Committee’s independent compensation consultant, whether conducting an option exchange program would assist with our retention efforts. These discussions were undertaken in the context of the sustained decline in the trading price of the Company’s shares, which at the time had resulted in a situation where, as of early October 2021, the Company had issued approximately 4.7 million outstanding stock options, 100% of which were underwater. Excluding executive officers, directors, consultants and former employees, non-executive active employees held approximately 1.4 million of the underwater stock options. Approximately half of those awards, equivalent to 15% of the 4.7 million underwater stock options, would ultimately be eligible for the proposed Exchange Program (see below).

Our turnaround strategy includes the establishment of an industry-leading employee experience and corporate culture. We believe that our strategy will allow us to strengthen recruitment, employee engagement and retention, leading to a better workplace, better performance and better outcomes for our clients and for our company’s financial performance. Taking this into account in addition to the advice of Pay Governance and other relevant considerations, the Compensation Committee determined that a program under which current non-executive employees could exchange Eligible Options for RSUs was most attractive for a number of reasons, summarized below.

•

The Exchange Program will have a positive impact on our employee experience and culture. Our non-executive employees will see our internal and external public announcements about the Exchange Program, which will increase confidence that we are working to reasonably address the perceived lack of value in our equity incentive program.

•	The Exchange Program will have a positive impact on employee engagement and retention. The RSUs issued in the Exchange Program will replace underwater stock options. If the vesting conditions are met, these RSUs may be settled for shares of our common stock under our 2018 Plan, thus providing an incentive for non-executive employees to stay with the company, unlike Eligible Options which are substantially underwater even though they may be vested.

•

The Exchange Program will allow us to obtain value for previous compensation expense. We have incurred compensation expense in respect of our current stock option awards, even though those awards no longer have any meaningful retention or incentive effects. The RSUs that will be issued in exchange for the cancelled stock options in the Exchange Program are not expected to result in significant additional compensation expense and therefore will not have a material adverse impact on our reported earnings.

•

The Exchange Program will reduce our “equity award overhang.” Outstanding stock options cannot be removed from our equity award overhang until they are exercised, expire or are terminated. Under the proposed Exchange Program, Eligible Participants will receive fewer replacement RSUs in exchange for their surrendered stock options, which will reduce overall the number of shares underlying outstanding equity awards. Based on the assumptions described below, if all Eligible Options are exchanged, stock options to purchase approximately 750,000 shares will be surrendered and canceled, while only approximately 310,000 RSUs will be granted. Accordingly, the Exchange Program could result in a significant reduction in our outstanding equity awards. All Eligible Options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

As a result, we determined that a program under which Eligible Participants could exchange out-of-the-money stock options for a lesser number of RSUs was the most attractive means available to us to restore incentives for our non-executive employees.

Other Alternatives Considered

When considering how best to continue to incentivize and reward our employees who have out-of-the-money stock options, the Compensation Committee engaged Pay Governance to review and evaluate strategies to address this issue. These strategies included the stock option exchange program, as well as other alternatives, including the following:

•

Increase cash compensation. To replace equity incentives, we considered whether we could substantially increase bonus cash compensation. However, significant increases in cash compensation would substantially increase our compensation expenses and reduce the cash available for other initiatives, which could adversely affect our business and operating results.

•

Grant additional equity awards. We also considered special grants of additional stock options at current market price. However, these additional grants could substantially increase our overhang and the dilution to our shareholders and may not eliminate the employee retention, motivation and morale issues associated with these prior awards.

•

Exchange options for cash. We also considered implementing a program to exchange underwater options for cash payments. However, an exchange program for cash would also increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would have significant long-term retention value.

•

Exchange options for options. We also considered implementing a program to exchange underwater options for new stock options. However, we believe such a program would not achieve the Compensation Committee’s desired effect of reducing the amount of overhang from outstanding underwater options to the same extent, as an option-for-option exchange would require options with respect to more shares than the proposed option-for-RSU exchange.

Summary of the Exchange Program Features

An overview of the key features of the proposed Exchange Program is provided below.

Eligible Participants	Approximately 150 current employees, excluding executive officers, directors, consultants, and former employees

Type of Exchange	Options for RSUs

Eligible Options

Options with exercise prices above the 52-week high for Company stock (which was $3.94 as of March 10, 2022)

Options are excluded from participating in the offer that are scheduled to expire before the exchange closes

Options that were granted after June 30, 2020 are excluded from participating in the offer

Elections	Employees may elect to exchange individual grants; however, if an employee elects to exchange a specific grant, all options granted on the same date must be exchanged

Vesting of Replacement Grant	Replacement awards will vest 50% on the first anniversary of the replacement grant and 50% on the second anniversary of the replacement grant, subject in each case to continued employment

Plan to Be Issued Under	Replacement awards will be issued under the 2018 Plan; excess shares resulting from exchange will not be returned to the plan pool

Illustrative Exchange Ratios	Exchange ratios depend on the value of the underwater options, which are grouped to simplify administration; exchange ratios are expected to range from 2.1-to-1 to 3.0-to-1 (described in more detail below)

Total Grants Eligible for Exchange, Price, and Term	Options to purchase approximately 750,000 shares with a weighted average exercise price of approximately $10 per share and a weighted average remaining term of approximately six years are expected to be eligible for the Exchange Program

Total Replacement Grants	Assuming 100% participation, approximately 310,000 RSUs are expected to be granted as replacement for Eligible Options with an aggregate fair value of approximately $650,000. The RSUs expected to be granted would have an average fair value of just over $4,000 per employee, or approximately 10% of the approximately $37,000 average grant-date fair value of Eligible Options exchanged.

Eligible Options. Only stock options with exercise prices above the 52-week high for Company stock as of a date shortly prior to the Exchange Commencement Date will be eligible to be exchanged for RSUs. Options that are scheduled to expire before the Exchange Program closes or options that were granted after June 30, 2020 are excluded from participating in the Exchange Program. As of March 10, 2022, approximately 750,000 shares were subject to Eligible Options.

Eligible Participants. We intend to make the Exchange Program available to all of our non-executive employees. To be eligible, an employee must be employed by us or one of our subsidiaries both on the Exchange Commencement Date and on the date on which the surrendered stock options are canceled and the RSUs are granted to replace them. As of March 10, 2022, there were 153 Eligible Participants. Because the Exchange Program is designed to improve the retentive element of our equity-based awards, former employees are excluded.

Establishment of a New Vesting Period. New RSUs will be subject to new vesting conditions, such that the RSUs will vest 50% on the first anniversary of the replacement grant and 50% on the second anniversary of the replacement grant, subject in each case to continued employment. These vesting conditions support the retentive value of the new awards, acknowledge that employees may be surrendering fully-vested but significantly underwater awards, and further align the interests of our shareholders with those of our non-executive employees.

Exchange Ratio. Exchange ratios utilized will result in grants of new RSUs with a fair value, for accounting purposes, that will be less than or equal to the fair value of the Eligible Options that are surrendered in the exchange. Shortly before the start of the Exchange Program, our Compensation Committee will determine exchange ratios by assigning an average exchange ratio to each of the pools of Eligible Options based on the closing price of our common stock on that date.

The exchange ratios will be determined with reference to the fair value of the eligible options (calculated using the Black-Scholes option valuation model) within the relevant grouping. In determining fair value, the Black-Scholes model takes into account many variables and estimates, such as our current stock price, the volatility of the price of our common stock, and the remaining term of an eligible stock option. Setting the exchange ratios in this manner is intended to result in the issuance of replacement RSUs that have an aggregate fair value less than or equal to the aggregate fair value of the surrendered options they replace. This will avoid any additional compensation cost that we must recognize on the new RSUs, other than compensation expense resulting from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs.

Sample Exchange Ratios for Eligible Options

The table below illustrates for Eligible Options, the applicable exercise price range, the approximate number of options in each such range (along with the weighted average exercise price and remaining term for options in that category), the applicable exchange ratio and the approximate number of new RSUs issuable with respect to exchanged options, assuming 100% participation in the offer, had the offer been commenced as of March 10, 2022. The exercise price ranges and exchange ratios will be determined immediately prior to the commencement of the Exchange Program in a manner consistent with that used to formulate the illustration below.

Exercise Price	Option Shares Outstanding	Weighted Average Remaining Life (in Years)	Exchange Ratio	New RSUs
$4.06 to $7.90	210,000	5.9	2.1 to 1	100,000
$7.99 to $9.64	270,000	6.5	2.2 to 1	120,000
$10.17 to $16.62	270,000	6.1	3.0 to 1	90,000

Total (weighted average exercise price of $9.77 per option)	750,000	6.2	2.4 to 1	310,000

The foregoing exchange ratios are provided solely as examples. We will apply a substantially similar methodology closer to the commencement of the Exchange Program.

Participation in the Exchange Program. Participation in the Exchange Program is voluntary. Eligible Participants will have an election period of at least 20 business days following the Exchange Commencement Date in which to determine whether to participate. Upon the commencement of the Exchange Program, eligible employees holding Eligible Options will receive printed exchange offer materials explaining the precise terms and timing of the Exchange Program. If an Eligible Participant does not elect to participate in the Exchange Program, then his or her eligible stock options will remain outstanding in accordance with their current terms.

Implementation of the Exchange Program Following Shareholder Approval. If we receive the required shareholder approval, the Exchange Program will commence within six months after the date of shareholder approval. The actual implementation date within that 6-month period will be determined by our Compensation Committee. If the Exchange Program does not commence within this time frame, we will not conduct the Exchange Program without again seeking shareholder approval. Our Board reserves the right to amend, postpone, or under certain circumstances cancel the Exchange Program once it has commenced.

Effect on Shareholders. The Exchange Program is designed to provide renewed incentives and motivate the Eligible Participants to continue to create shareholder value and is also designed to reduce the number of shares currently subject to outstanding stock options, thereby avoiding the dilution in ownership that normally results from supplemental grants of new stock options or other awards that would be required to be granted if these options remained outstanding. We are unable to predict the precise impact of the Exchange Program on our shareholders because we cannot predict which or how many employees will elect to participate in the Exchange Program, nor can we predict which or how many Eligible Options such employees will elect to exchange.

Effect on our 2018 Plan. Shares from exchanged options that are in excess of the shares needed to issue replacement grants of RSUs will not be returned to the 2018 Plan pool, limiting the future dilution that could otherwise have resulted from the Exchange Program. If all of the Eligible Options are exchanged for RSUs in accordance with the assumed exchange ratios, eligible stock options for approximately 750,000 shares would be surrendered and canceled, and approximately 310,000 RSUs would be issued.

Effect of a Change of Control. As with all other equity awards granted under the 2018 Plan, in the event of a “change of control” (as defined in the 2018 Plan), unless otherwise provided in a recipient’s employment or service agreement, our Board may take whatever action with respect to awards under the 2018 Plan it deems necessary or desirable, including, without limitation, accelerating the vesting of an award, terminating an award or redeeming an award.

Summary of U.S. Federal Income Tax Consequences of Exchange Program for Participating Employees

The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Exchange Program. A more detailed summary of the applicable tax considerations for participants will be provided in the exchange offer materials that will be made available to employees upon the commencement of the Exchange Program. The law and regulations themselves are subject to change, and the U.S. Internal Revenue Service is not precluded from adopting a contrary position. The exchange of Eligible Options for RSUs pursuant to the Exchange Program should be treated as a non-taxable exchange and we and participating employees generally should recognize no income for U.S. federal income tax purposes upon the surrender of eligible stock options and the grant of RSUs.

Overall Effect of Exchange Program

Because the decision whether to participate in the Exchange Program is completely voluntary, we are not able to predict how many employees will elect to participate, how many stock options will be surrendered for exchange, or the number of RSUs that may be granted in exchange for stock options under the program.

Implementation of the Exchange Program

We have not commenced the Exchange Program and we will not do so unless our shareholders approve this proposal. If our shareholders approve this proposal, and our Board determines to proceed, we expect the Exchange Program to commence within six months after the date of shareholder approval of the proposal. If the Exchange Program does not commence within this time frame, we would not conduct another stock option exchange program without first seeking shareholder approval. Even if the Exchange Program is approved by our shareholders, our Board will retain the authority, in its discretion, to terminate, amend or postpone the Exchange Program at any time prior to expiration of the election period under the Exchange Program.

Upon the commencement of the Exchange Program, Eligible Participants holding Eligible Options will receive written materials in the form of an “Offer to Exchange” explaining the precise terms and timing of the Exchange Program. At or before the commencement of the Exchange Program, we will file an Offer to Exchange with the SEC as part of a tender offer statement on Schedule TO. Eligible Participants, as well as shareholders and members of the public, will be able to obtain the Offer to Exchange and other documents filed by us with the

SEC free of charge from the SEC’s website at www.sec.gov. The tender offer that we will commence in connection with the Exchange Program is referred to herein as the “Exchange Offer.” Eligible Participants will be given at least 20 business days to elect to surrender their Eligible Options in exchange for RSUs, which period may be extended by us subject to our compliance with applicable law. Once the offer to exchange is closed, Eligible Options that were surrendered for exchange will be canceled, and our board of directors will approve grants of RSUs to participating Eligible Participants in accordance with the established exchange ratios. All such RSUs will be granted under our 2018 Plan and will be subject to the terms of such plan and a RSU agreement to be entered into between us and each participant.

We may decide not to implement the Exchange Program even if shareholder approval of the Exchange Program is obtained, or we may amend or terminate the Exchange Program once it is in progress. Although we do not anticipate that the staff of the SEC will require us to materially modify the terms of the Exchange Program, it is possible that we may need to alter the terms of the Exchange Program to comply with comments from the SEC. It is also possible that we may need to make modifications to the Exchange Program for other legal, tax or accounting reasons. Our Compensation Committee will retain the discretion to make any such changes to the terms of the Exchange Program.

Financial Statements

Our financial statements are incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022.

IF YOU ARE BOTH A SHAREHOLDER AND AN EMPLOYEE HOLDING ELIGIBLE OPTIONS, PLEASE NOTE THAT VOTING TO APPROVE THE EXCHANGE PROGRAM DOES NOT CONSTITUTE AN ELECTION TO PARTICIPATE IN THE EXCHANGE PROGRAM.

OUR BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR THE APPROVAL OF A ONE-TIME STOCK OPTION EXCHANGE FOR NON-EXECUTIVE EMPLOYEES	✓

ITEM 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are conducting a shareholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as “say-on-pay,” gives our shareholders the opportunity to express their views on our named executive officers’ compensation. The vote is advisory, and, therefore, it is not binding on the Board, the Compensation Committee, or the Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We currently intend to conduct this advisory vote annually.

Our executive compensation program is designed to attract, motivate and retain our named executive officers who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our shareholders and our “pay-for-performance” philosophy. Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.

We encourage our shareholders to read the “Summary Compensation Table” table and other related compensation tables and narrative disclosures, which describe the 2021 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this Proxy Statement.

OUR BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR THE APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AT THE ANNUAL MEETING	✓

ITEM 4: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022

The Audit Committee of the Board has appointed and engaged KPMG to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the 2022 fiscal year, and to perform audit-related services. KPMG has served as our independent registered public accounting firm since 2009.

Shareholders are hereby asked to ratify the Audit Committee’s appointment of KPMG as our independent registered public accounting firm for the 2022 fiscal year.

The Audit Committee is solely responsible for selecting our independent auditors. Although shareholder ratification of the appointment of KPMG to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek shareholders ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of KPMG are expected to virtually attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.	✓

OTHER INFORMATION

OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the shareholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Proposals to be considered for inclusion in our proxy statement for the 2023 Annual Meeting of Shareholders must be received by us no later than             . If we change the date of the 2023 Annual Meeting of Shareholders by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals must be received a reasonable time before we begin to make available the proxy materials for the 2023 Annual Meeting in order to be considered for inclusion in our proxy statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the shareholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Societal CDMO, Inc., 1 E. Uwchlan Ave., Suite 112, Exton, Pennsylvania 19341. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

Shareholders intending to present a proposal or nominate a director for election at our 2023 Annual Meeting of Shareholders without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 150th day, and no later than the close of business on the 120th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2023 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal or nomination no earlier than              and no later than the close of business on             . The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the shareholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

Shareholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Societal CDMO, Inc., 1 E. Uwchlan Ave., Suite 112, Exton, Pennsylvania 19341. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from shareholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

AVAILABILITY OF MATERIALS

Our 2021 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. It is available on the internet at www.societalcdmo.com and is available in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our common stock without charge upon written request to Chief Financial Officer, Societal CDMO, Inc., 1 E. Uwchlan Ave., Suite 112, Exton, Pennsylvania 19341. In addition, it is available to beneficial and record holders of our common stock at www.proxyvote.com.

SOCIETAL CDMO, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. PO BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on                 , 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/SCTL2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on                 , 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D75757-P70523 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SOCIETAL CDMO, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Class II directors for a three-year term expiring in 2025 Nominees: 01) J. David Enloe, Jr. 02) Bryan M. Reasons For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. Approval of a one-time option exchange for non-executive employees. 3. Approval, on an advisory basis, of the compensation of our named executive officers. 4. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2022. NOTE: Such other business as may properly come before the annual meeting or any adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. SOCIETAL CDMO, INC. 2022 Annual Meeting of Shareholders                , 2022—10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned hereby appoints J. David Enloe, Jr. and Ryan D. Lake, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SOCIETAL CDMO, INC. that the undersigned is entitled to vote at the 2022 Annual Meeting of Shareholders to be held virtually at 10:00 AM, EDT, on                , 2022 via www.virtualshareholdermeeting.com/ SCTL2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side